UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2018
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 1, 2018, a Purchase Agreement that was entered into between Uranium Energy Corp. (the “Company”) and Uranerz Energy Corporation (“Uranerz”), a Nevada corporation and a wholly-owned subsidiary of Energy Fuels Inc., dated November 1, 2017, as amended on February 15, 2018 and as further amended on March 9, 2018, in order to allow time for Uranerz to obtain the required consents and releases to allow for closing (the “Purchase Agreement”), which the entry into the Purchase Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017, closed and the Company provided the following consideration to Uranerz for the acquisition of 100% of Uranerz’s North Reno Creek project (the “North Reno Creek Project”) located immediately adjacent to and within the Company’s existing Reno Creek Project permitting boundary in the Powder River Basin, Wyoming, comprised of unpatented mining claims and mining leases, mining agreements and surface use and damage agreements (the “Mining Rights”) and including, but not limited to, data and property documentation relating to the Mining Rights or the lands subject to the Mining Rights and water rights as described in the mining leases, free and clear of all Encumbrances other than Permitted Encumbrances as such terms are defined in the Purchase Agreement:

1.	issued 1,625,531 restricted shares of common stock in the capital of the Company (the “Share Consideration”); representing $2,450,000 of the purchase price under the Purchase Agreement which was calculated based on a deemed issuance price per Company common share based on the volume weighted average price of the Company’s common shares on the NYSE American for the five trading days immediately prior to (but not including) the closing date; and

2.	cash in the amount of $2,940,000 (the “Cash Consideration”); representing the cash portion of the purchase price.

As a result of the closing of the Purchase Agreement, the Company now owns the North Reno Creek Project.

In connection with the closing of the Purchase Agreement, the Company issued 65,684 restricted shares of common stock in the capital of the Company (the “Advisory Shares”) to Haywood Securities Inc. (“Haywood”) pursuant to a financial advisory agreement that the Company entered into with Haywood on May 8, 2017, as amended on October 11, 2017 (the “Financial Advisory Agreement”), whereby Haywood provided financial advisory services to the Company with respect to the Purchase Agreement.

Pursuant to the Purchase Agreement and the Financial Advisory Agreement, the Company provided each of Uranerz and Haywood with registration rights respecting the Share Consideration and the Advisory Shares to be issued by the Company on closing and, accordingly, the Company now plans to file a Form S-3 selling securityholder registration statement with the SEC in order to register all such securities within approximately 45 calendar days from May 1, 2018.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

As partial consideration for the acquisition of the North Reno Creek Project under the Purchase Agreement as described in Item 2.01 of this Current Report on Form 8-K, on May 1, 2018, the Company issued 1,625,531 restricted common shares of common stock to Uranerz.

In addition, as consideration for the financial advisory services provided by Haywood to the Company with respect to the Purchase Agreement under the Financial Advisory Agreement as described in Item 2.01 of this Current Report on Form 8-K, on May 1, 2018, the Company issued 65,684 restricted common shares of common stock to Haywood.

In connection with the issuance of the common shares to Uranerz and Haywood as described above, the Company relied on the exemption from registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), provided by Rule 506(b) of Regulation D with respect to the issuance to Uranerz, and on the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S with respect to the issuance to Haywood.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On May 3, 2018, the Company issued a news release announcing that it had recently completed its previously announced Purchase Agreement with Uranerz and now holds 100% of its advanced stage North Reno Creek Project located immediately adjacent to and within the Company’s existing Reno Creek Project permitting boundary in the Powder River Basin, Wyoming, and that the North Reno Creek leases and claims acquired through the transaction consolidate the Company’s land and resource position in the region.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: May 4, 2018.	By:	/s/ Pat Obara
Pat Obara, Secretary, Treasurer, and Chief Financial Officer